Exhibit 99.1

July 15, 2015

Dear Limited Partner in Rancon Realty Fund V:

As you may recall, Rancon Realty Fund V, a California limited partnership (“Rancon V” or the “Fund”), is in the process of selling all of its assets as part of its liquidation and dissolution, as described in the Plan of Liquidation previously approved by the Limited Partners. The purpose of this letter is to provide you with an update regarding the Plan of Liquidation for Rancon V, and information on the activity you can expect to see as your partnership proceeds toward dissolution.

PLAN OF LIQUIDATON UPDATE

We are pleased to report that, as of the date of this letter, the four retail properties and eight office buildings owned by Rancon V as a part of Tri City Corporate Centre were sold during the first quarter of 2015. This means that all properties owned by your partnership are now sold and have closed escrow. The real estate brokers from CBRE did an outstanding job of negotiating the sales of the properties, achieving what we believe to be the highest return possible in the current market for commercial real estate in this section of the Inland Empire.

As of March 31, 2015, all of Rancon V's notes payable had been paid in full. We are in the process of determining the portion of the proceeds from the sale of Rancon V’s assets that will be required for the payment of any remaining obligations of your partnership (including the expenses of the liquidation) and for the establishment of reserves. Following that determination, we expect that a first distribution of funds can be made to the Limited Partners in the manner set forth in the Plan of Liquidation. The timing and amount of this distribution is not yet confirmed; however, we believe it will be within the next 30 days.

Shortly after the first distribution is made, the Rancon V partnership will be dissolved, and we anticipate that a liquidating trust will be formed. Investors who are Limited Partners at the time the trust is formed will then own interests in this trust. The liquidating trust will deal with the remaining business of the investment, filing final tax returns and other paperwork necessary to close down the operations and make a final distribution to investors. We anticipate that this may be accomplished during the first half of 2016.

As a Limited Partner, you do not have to take any action for these steps to be completed. We have been in contact with custodians and payees to verify that the upcoming distribution checks will be mailed to the correct recipient, and we continuously update investor addresses as we receive any notification of a change. If you do find that your address needs to be changed, please contact us in writing immediately — an email to rancon@myinvestment.com is the most expedient method, but a letter via the U.S. Postal Service or a fax to 925.371.0167 will also be accepted.

You may have recently received an offer or offers to purchase your units in the Fund. The potential purchasers are not associated with the Fund or the General Partners of the Fund. You can expect that, between now and the time the Plan of Liquidation is completed, you may receive additional offers. We have commented upon similar offers in the past. As you know, whether to accept the offer to purchase your units is an individual decision that only you can make. Neither the Fund nor the General Partners express an opinion on any offer you may receive, neither recommending that you accept it, nor recommending that you reject it. We do urge you to carefully review any offer you receive and confer with your advisors if you have any interest in accepting it. In addition, we encourage you to read the tip sheet prepared by the Securities and Exchange Commission (“SEC”) alerting investors about mini-tender offers, available on line at http://www.sec.gov/investor/pubs/minitend.htm.

261 Boeing Court

Livermore, California 94551

925.241.7143 Fax 925.371.0167

Toll-free 888.909.7774

This letter also includes audited financial information for the year ended December 30, 2014, and unaudited financial information for the period ended March 31, 2015. Reference is made to the Partnership’s Annual Report on Form 10-K, and Quarterly Report on Form 10-Q as filed with the SEC, for further information on the Partnership’s result of operations for those periods.

If you have questions or need additional information, please don’t hesitate to contact Investor Services, toll free at 888.909.7774. We are here to help you – if you have questions about changing your address or transferring your IRA to a new custodian, contact us either by phone or by visiting our website at www.myinvestment.com. On the website, you can find information on how to contact us by email, and even submit a change of address electronically.

Sincerely,

Dan Stephenson	Jeff Henrich
General Partner	Preferred Partnership Services, Inc.

Note: Certain statements contained in this letter may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future events and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual events to differ materially from those anticipated. Investors are referred to the risk factors disclosed under Item 1A of Part I in the Fund’s December 31, 2014 Annual Report on Form 10-K and under the caption “Risk Factors” in our Proxy Consent Solicitation Statement dated April 21, 2014. Forward-looking statements are not intended to be a guaranty of future events. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “possible,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. Neither the Fund nor the General Partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual events could differ materially from any forward-looking statements contained in this letter. This letter is neither an offer of nor a solicitation to purchase securities.

RANCON REALTY FUND V

A California Limited Partnership

Annual Report to Limited Partners

For the Year Ended December 31, 2014

and

Quarterly Report to Limited Partners

For the Period Ended March 31, 2015

Table of Contents

Report of Independent Public Accountants	5

Financial Statements:
Consolidated Balance Sheets as of December 31, 2014, and 2013	6
Consolidated Statements of Operations for the years ended
December 31, 2014, and 2013	7
Consolidated Statements of Partners’ Equity (Deficit) for the years ended
December 31, 2014, and 2013	8
Consolidated Statements of Cash Flows for the years ended
December 31, 2014, and 2013	9

Notes to Consolidated Financial Statements	10

SEC Form 10-K	17

Financial Statements:
Consolidated Balance Sheets as of March 31, 2015, and December 31, 2014	18
Consolidated Statements of Operations as of March 31, 2015, and December 31, 2014	19

3

THIS PAGE INTENTIONALLY LEFT BLANK

4

RANCON REALTY FUND V

A California Limited Partnership

Report of Independent Registered Public Accounting Firm

To The General Partner of

Rancon Realty Fund V, a California Limited Partnership

In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) present fairly, in all material respects, the financial position of Rancon Realty Fund V, a California Limited Partnership, and its subsidiaries (the “Partnership”) at December 31, 2014 and 2013 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule, listed in the index appearing under Item 15(a)(2), presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

March 24, 2015

5

RANCON REALTY FUND V,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Balance Sheets

December 31, 2014 and 2013

(in thousands, except units outstanding)

	2014	2013
Assets
Investments in real estate:
Rental properties	$-	$65,417
Accumulated depreciation	-	(29,608)
Rental properties, net	-	35,809
Land held for development	-	1,487
Total investments in real estate	-	37,296
Cash and cash equivalents	7,125	10,323
Note and accounts receivable, net	-	101
Deferred costs, net of accumulated amortization of $719 and $1,800
December 31, 2014 and 2013, respectively	88	1,667
Prepaid expenses and other assets	162	2,618
Assets held for sale	40,621	-
Total assets	$47,996	$52,005
Liabilities and Partners’ Equity (Deficit)
Liabilities:
Notes payable	$48,395	$49,565
Accounts payable and other liabilities	194	591
Tenant and building improvements payable	-	-
Prepaid rent	-	165
Liabilities related to assets held for sale	651	-
Total liabilities	49,240	50,321
Commitments and contingent liabilities (Note 7)
Partners’ Equity (Deficit):
General Partner	(2,434)	(2,434)
Limited partners, 83,898 limited partnership units outstanding
as of December 31, 2014 and 2013	1,190	4,118
Total partners’ equity	(1,244)	1,684
Total liabilities and partners’ equity	$47,996	$52,005

The accompanying notes are an integral part of these consolidated financial statements

6

RANCON REALTY FUND V,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Discontinued Operations

For the years ended December 31, 2014 and 2013

(in thousands, except per unit amounts and units outstanding)

	2014	2013
Revenue
Rental revenue and other	$8,754	$9,945
Tenant reimbursements	572	544
Total revenue	9,326	10,489
Expenses
Property operating expenses	5,808	5,808
Depreciation and amortization	2,491	3,751
General and administrative	1,158	877
Total expenses	9,457	10,436
Loss	(131)	53
Interest and other income	-	51
Interest expense (including amortization of loan fees)	(2,797)	(2,860)
Loss from discontinued operations	(2,928)	(2,756)
Loss on sale of property	-	(20)
Net Loss	$(2,928)	$(2,776)
Basic and diluted net loss per limited partnership unit	$(34.90)	$(33.09)
Weighted average number of limited partnership units outstanding	83,898	83,898

The accompanying notes are an integral part of these consolidated financial statements

7

Consolidated Statements of Partners’ Equity

For the years ended December 31, 2014 and 2013

(in thousands)

	General	Limited
	Partner	Partners	Total

Balance (deficit) at December 31, 2012	(2,434)	6,894	4,460

Net loss	-	(2,776)	(2,776)

Balance (deficit) at December 31, 2013	(2,434)	4,118	1,684
Net loss	-	(2,928)	(2,928)

Balance (deficit) at December 31, 2014	$(2,434)	$1,190	$(1,244)

The accompanying notes are an integral part of these consolidated financial statements

8

Consolidated Statements of Cash Flows

For the years ended December 31, 2014 and 2013

(in thousands)

	2014	2013
Cash flows from operating activities:
Net loss	$(2,928)	$(2,776)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Gain (loss) on sale of property	-	20
Depreciation and amortization	2,491	3,751
Amortization of loan fees, included in interest expense	81	81
Changes in certain assets and liabilities:
Note and accounts receivable	(56)	90
Deferred costs	(406)	(299)
Prepaid expenses and other assets	(75)	(260)
Accounts payable and other liabilities	90	(190)
Prepaid rent	(1)	(2)
Net cash (used in) provided by operating activities	(804)	415
Cash flows from investing activities:
Additions to real estate investments	(1,224)	(1,017)
Proceeds from sale of land and rental properties	-	7,620
Net cash (used in) provided by investing activities	(1,224)	6,603
Cash flows from financing activities:
Note payable principal payments	(1,170)	(1,108)
Net cash used in financing activities	(1,170)	(1,108)
Net (decrease) increase in cash and cash equivalents	(3,198)	5,910
Cash and cash equivalents at beginning of year	10,323	4,413
Cash and cash equivalents at end of year	$7,125	$10,323
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,716	$2,779
Supplemental disclosure of non-cash operating activities:
Write-off of fully depreciated rental property assets	$1,391	$2,333
Write-off of fully amortized deferred costs	$349	$941

The accompanying notes are an integral part of these consolidated financial statements

9

RANCON REALTY FUND V

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Note 1. ORGANIZATION

Rancon Realty Fund V, a California Limited Partnership, (“the Partnership”), was organized in accordance with the provisions of the California Revised Limited Partnership Act for the purpose of acquiring, developing, operating and disposing of real property. The Partnership was organized in 1985 and reached final funding in February 1989. The general partners of the Partnership are Daniel L. Stephenson and Rancon Financial Corporation (“RFC”), hereinafter collectively referred to as the “General Partner”. RFC is wholly-owned by Daniel L. Stephenson. The Partnership has no employees.

The Partnership’s initial acquisition of property in 1985 consisted of approximately 76.21 acres (unaudited) of partially developed and unimproved land located in San Bernardino, California. The property is part of a master-planned development of approximately 153 acres (unaudited) known as Tri-City Corporate Centre (“Tri-City”) and is zoned for mixed commercial, office, hotel, transportation-related, and light industrial uses. Substantially all of the balance of Tri-City is owned by Rancon Realty Fund IV (“Fund IV”), a limited partnership sponsored by the General Partner of the Partnership. As of December 31, 2013, the Partnership has twelve properties consisting of eight office properties, a 25,000 square foot health club, two restaurants and a retail space.

In November 2005, in connection with a refinancing, the Partnership formed Rancon Realty Fund V Subsidiary LLC (“RRF V SUB”), a Delaware limited liability company which is wholly owned by the Partnership. The new entity was formed to satisfy certain lender requirements for a note obtained in the fourth quarter of 2005. The note is collateralized by seven properties (see Note 6) which have been contributed to RRF V SUB by the Partnership. Since RRF V SUB is wholly owned by the Partnership, the financial statements of RRF V SUB have been consolidated with those of the Partnership.

In April 2006, the Partnership formed Rancon Realty Fund V Subsidiary Two LLC (“RRF V SUB2”), a Delaware limited liability company which is wholly owned by the Partnership. The new entity was formed to satisfy certain lender requirements for a note obtained in the second quarter of 2006. The note is collateralized by four properties (see Note 6) which have been contributed to RRF V SUB2 by the Partnership. Since RRF V SUB2 is wholly owned by the Partnership, the financial statements of RRF V SUB2 have been consolidated with those of the Partnership.

As of December 31, 2014, there were 83,898 limited partnership interest (“Units”) outstanding.

The Partnership commenced on May 8, 1985 and had a term which was set to expire on December 31, 2015 in accordance with the provisions of the Partnership Agreement. On April 21, 2014, the Partnership sent a Consent Solicitation Statement to its Limited Partners seeking their consent to the dissolution of the Partnership prior to December 31, 2015, in accordance with the terms of the Partnership Agreement and as detailed by a Plan of Liquidation and Dissolution adopted by the General Partner on April 10, 2014. The dissolution required the approval of Limited Partners holding 50% of the outstanding units. On May 8, 2014, the dissolution was approved by Limited Partners holding 50% of the outstanding units, and the Plan of Liquidation and Dissolution became effective. Consequently the General Partner began an orderly sale of the Partnership’s assets and on March 20, 2015, the last property was sold. With the sale of all the properties, dissolution will continue but can be a complex process that may depend on a number of factors, most of which are beyond the Partnership’s control. There can be no assurance that the dissolution will be completed within a specific time frame.

Any references to the number of buildings, square footage, customers and occupancy stated in the financial statement footnotes are unaudited.

Allocation of Net Income and Net Loss

Allocation of net income and net loss is made pursuant to the terms of the Partnership Agreement. Generally, net income and net losses from operations are allocated 90% to the limited partners and 10% to the General Partner; however, if the limited partners or the General Partner would have, as a result of an allocation of cumulative net losses, a deficit balance in their capital accounts, then net losses shall not be allocated to the limited partners or the General Partner, as the case may be, so as to create a capital account deficit, but such losses shall be allocated to the limited partners or General Partner with positive capital account balances until the positive capital account balances of such other partners are reduced to zero. However, if deficits are the result of cumulative distributions in excess of earnings, losses will continue to be allocated to the General Partner. Capital accounts shall be determined after taking into account all other allocations and distributions for the fiscal year.

Net income other than net income from operations shall be allocated as follows: (i) first, to the partners who have a deficit balance in their capital account, provided that, in no event shall the General Partner be allocated more than 5% of the net income other than net income from operations until the earlier of sale or disposition of substantially all of the assets or the distribution of cash (other than cash from operations) equal to the Unitholder’s original invested capital; (ii) second, to the limited partners in proportion to and to the extent of the amounts required to increase their capital accounts to an amount equal to the sum of the adjusted invested capital of their units plus an additional cumulative non-compounded 12% return per annum (plus additional amounts depending on the date Units were purchased); (iii) third, to the partners in the minimum amount required to first equalize their capital accounts in proportion to the number of units owned, and then, to bring the sum of the balances of the capital accounts of the limited partners and the General Partner into the ratio of 4 to 1; and (iv) the balance, if any, 80% to the limited partners and 20% to the General Partner. In no event shall the General Partner be allocated less than 1% of the net income other than net income from operations for any period.

10

RANCON REALTY FUND V

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Net losses other than net losses from operations are allocated 99% to the limited partners and 1% to the General Partner. Such net losses will be allocated among limited partners as necessary to equalize their capital accounts in proportion to their Units, and thereafter will be allocated in proportion to their Units.

The terms of the Partnership Agreement call for the General Partner to restore any deficits that may exist in its capital account after allocation of gains and losses from the sale of the final property owned by the Partnership, but prior to any liquidating distributions being made to the partners.

Distribution of Cash

The Partnership shall make annual or more frequent distributions of substantially all cash available to be distributed to partners as determined by the General Partner, subject to the following: (i) distributions may be restricted or suspended for limited periods when the General Partner determines in their absolute discretion that it is in the best interests of the Partnership; and (ii) all distributions are subject to the payment of partnership expenses and maintenance of reasonable reserves for debt service, alterations and improvements, maintenance, replacement of furniture and fixtures, working capital and contingent liabilities.

All excess cash from operations shall be distributed 90% to the limited partners and 10% to the General Partner.

All cash from sales or refinancing and any other cash determined by the General Partner to be available for distribution other than cash from operations shall be distributed in the following order of priority: (i) first, 1% to the General Partner and 99% to the limited partners in proportion to the outstanding positive amounts of Adjusted Invested Capital (as defined in the Partnership Agreement) for each of their Units until Adjusted Invested Capital (as defined in the Partnership Agreement) for each Unit is reduced to zero; (ii) second, 1% to the General Partner and 99% to the limited partners until each of the limited partners has received an amount which, including cash from operations previously distributed to the limited partners equals a 12% annual cumulative non-compounded return on the Adjusted Invested Capital (as defined in the Partnership Agreement) of their Units plus such limited partners’ Limited Incremental Preferential Return (as defined in the Partnership Agreement), if any, with respect to each such Unit, on the Adjusted Investment Capital (as defined in the Partnership Agreement) of such Units for the twelve month period following the date upon which such Unit was purchased from the Partnership and following the admission of such limited partner (iii) third, 99% to the General Partner and 1% to the limited partners, until the General Partner has received an amount equal to 20% of all distributions of cash from sales or refinancing: (iv) the balance, 80% to the limited partners, pro rata in proportion to the number of Units held by each, and 20% to the General Partner.

Note 2. Significant Accounting Policies

Basis of Accounting and Consolidation

The accompanying consolidated financial statements present the consolidated financial position of the Partnership and its wholly-owned subsidiaries as of December 31, 2014 and 2013, and the consolidated statements of operations, of partners’ equity and of cash flows of the Partnership and its wholly-owned subsidiaries for the years ended December 31, 2014 and 2013. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

Rental Properties

Rental properties, including the related land, are stated at depreciated cost unless events or circumstances indicate that such amounts cannot be recovered based on undiscounted cash flows, excluding interest, in which case the carrying value of the property is reduced to its estimated fair value. Estimated fair value is computed using estimated sales price, as determined by prevailing market values for comparable properties and/or the use of capitalization rates applied to annualized net operating income based upon the age, construction and use of the building. Due to uncertainties inherent in the valuation process and in the economy, it is reasonably possible that the actual results of operating and disposing of the Partnership’s properties could be materially different than current expectations. Rental properties are reviewed for impairment whenever there is a triggering event and at least annually. The Partnership recorded no impairment charges related to rental properties for the years ended December 31, 2014 and 2013, respectively.

11

RANCON REALTY FUND V

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Depreciation is provided using the straight-line method over the useful lives of the respective assets. The useful lives are as follows:

Building and improvements	5 to 40 years
Tenant improvements	Lesser of the initial term of the related lease, or the estimated useful life of the improvement
Furniture and equipment	5 to 7 years

Construction In Progress and Land Held for Development

Construction in progress and land held for development are stated at cost, unless events or circumstances indicate that cost cannot be recovered, in which case the carrying value is reduced to estimated fair value. Estimated fair value is computed using estimated sales price, based upon market values for comparable properties and considers the cost to complete and the estimated fair value of the completed project. Construction in progress and land held for development are reviewed for impairment whenever there is a triggering event and at least annually. At December 31, 2014, there was no impairment of the Partnership’s land held for development.

The pre-development costs for a new project include survey fees and consulting fees. Interest, property taxes and insurance related to the new project are capitalized during periods when activities that are necessary to get the project ready for its intended use are in progress. The capitalization ends when the construction is substantially completed and the project is ready for its intended use.

Real Estate Impairment Charges

The Partnership conducted a comprehensive review of all real estate assets in accordance with guidance related to accounting for the impairment or disposal of long lived assets, which indicates that asset values should be analyzed whenever events or changes in circumstances indicate that the carrying value of a property may not be fully recoverable. The process entails the analysis of each asset for instances where the book value exceeded the estimated fair value.

In order to comply with disclosure requirements as outlined in the guidance, the designation of the level of inputs used in the fair value models must be determined. Inputs used in establishing fair value for real estate assets generally fall within level three, which are characterized as requiring significant judgment as little or no current market activity may be available for validation. The main indicator used to establish the classification of the inputs was current market conditions that, in many instances, resulted in the use of significant estimates in establishing fair value measurements.

The estimated fair value of the rental properties was based on the Partnership’s current market information which was used to determine capitalization and rental growth rates. When market information was not readily available, the inputs were based on management’s understanding of market conditions and the experience of the management team, although actual results could differ significantly from management’s estimates. Additional impairments may be necessary in the future in the event that market conditions deteriorate and impact the drivers used to estimate fair value.

Sale of Real Estate

The Partnership periodically classified real estate as held for sale. An asset is classified as held for sale after the approval of Management and after an active program to sell the asset has commenced. Upon the classification of real estate as held for sale, the carrying value of the asset is reduced to the lower of its net book value or its estimated fair value, less costs to sell the asset. Subsequent to the classification of assets as held for sale, no further depreciation expense is recorded. Real estate assets held for sale are stated separately on the accompanying consolidated balance sheets. Upon a decision to no longer market an asset for sale, the asset is classified as an operating asset at the lower of fair value or the depreciated balance had the asset never been classified as held for sale and depreciation expense is reinstated. As of December 31, 2014, the Partnership had eight office properties and four retail properties classified as held for sale on the consolidated balance sheet.

Fair Value of Investments

The Partnership has adopted policies related to the accounting for fair value measurements. The guidance related to accounting for fair value measurements defines fair value and establishes a framework for measuring fair value in order to meet disclosure requirements for fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. This hierarchy describes three levels of inputs that may be used to measure fair value.

12

RANCON REALTY FUND V

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Financial assets and liabilities recorded at fair value on the consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1. Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market.

Level 2. Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.

Level 3. Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation using unobservable inputs. This category generally includes long-term derivative contracts, real estate and unconsolidated joint ventures.

Cash and Cash Equivalents

The Partnership considers short-term investments with an original maturity of three months or less at the time of investment to be cash and cash equivalents.

Deferred Costs

Deferred loan fees are capitalized and amortized on a straight-line basis, which approximates the effective interest method, over the life of the related loan. Deferred lease commissions are capitalized and amortized on a straight-line basis over the initial fixed term of the related lease agreements.

Revenues

The Partnership recognizes rental revenue on a straight-line basis over the term of the leases. Actual amounts collected could be lower than the amounts recognized on a straight-line basis if specific tenants are unable to pay rent that the Partnership has previously recognized as revenue. For tenants with percentage rent, the Partnership recognizes revenue when the tenants’ specified sales targets have been met. The reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue on an estimated basis during the current year. The Partnership develops a revised estimate of the amount recoverable from tenants based on updated expenses for the year and amounts to be recovered and records adjustments to income in the current year financial statement accounts. Any final changes in estimate based on lease-by-lease reconciliations and tenant negotiations and collection are recorded in the period those negotiations are settled.

Net Loss Per Limited Partnership Unit

Net loss per Unit is calculated using the weighted average number of Units outstanding during the period and the limited partners’ allocable share of the net loss. Net loss per Unit is as follows (in thousands, except for weighted average shares and per share amounts):

	2014		2013
	General	Limited	General	Limited
Loss Allocation:	Partner	Partner	Partner	Partner

Net loss	$-	$(2,928)	$-	$(2,776)

Weighted average number of limited partnership units outstanding during each year		83,898		83,898

Basic and diluted net loss per limited partnership unit		$(34.90)		$(33.09)

As discussed in Note 1, because distributions of available cash have exceeded cumulative earnings and the General Partner has a deficit, the General Partner would restore that deficit in liquidation.

13

RANCON REALTY FUND V

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Income Taxes

Income taxes on Partnership income are the responsibility of the individual Partners. Accordingly, no provision for income taxes is included in the accompanying consolidated financial statements. The Partnership determines whether a tax position of the Partnership is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Partnership recording a tax liability that would reduce partners’ capital. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2013. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, ongoing analysis of changes to tax laws, regulations and interpretations thereof. As of December 31, 2014, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations are 2011, 2012, and 2013.

The Partnership files US Federal tax returns and state tax returns in California, Georgia, Indiana, Maine, Missouri, New Jersey, New York, Oregon, Pennsylvania and West Virginia.

Concentration risk

As of December 31, 2014 and 2013, no tenant accounted for more than 10% of the rental income generated by the Partnership properties for the year.

Recent accounting pronouncements

On April 10, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” (“ASU No. 2014-08”). ASU No. 2014-08 clarifies that discontinued operations presentation applies only to disposals representing a strategic shift that has (or will have) a major effect on an entity’s operations and financial results (e.g. a disposal of a major geographical area, a major line of business, a major equity method investment of other major parts of an entity). ASU No. 2014-08 is effective prospectively for the reporting periods beginning after December 15, 2014. Early adoption is permitted, and the Partnership is currently assessing the impact, if any, that the adoption of this standard will have and will adopt the standard on January 1, 2015.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new guidance is effective for the Partnership the first quarter of 2017, with no early adoption permitted. The Partnership is currently evaluating the effect that ASU 2014-09 will have on the consolidated financial statements and related disclosures.

Note 3. ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

In response to the Limited Partners May 8, 2014 approval of the dissolution of the Partnership, the General Partner began an orderly liquidation of the Partnership’s assets and all properties were sole as of March 20, 2015. In accordance with the guidance, the related assets and liabilities of the Partnership’s properties have been classified as held for sale on the accompanying balance sheet as follows:

Reconciliation of Total Assets and Liabilities

of the Properties Held for Sale

That are Presented Separately in the Consolidated Balance Sheet

(in thousands)

December 31
2014

Carrying amounts of major classes of assets included as part of assets held for sale:

Investments in real estate: Rental properties net	$36,355

Accounts receivable, net	157
Deferred costs, net of accumulated amortization of	1,578
Prepaid expenses and other assets	2,531

Total assets classified as held for sale	$40,621

Carrying amounts of major classes of liabilities included as part of assets held for sale:

Accounts payable and other liabilities	$487
Prepaid rent	164

Total liabilities	$651

14

RANCON REALTY FUND V

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Investments in real estate held for sale consist of the following (in thousands):

December 31,
2014
Land	$7,893
Land improvements	1,536
Buildings	46,970
Building and tenant improvements	10,338
66,737
Less: accumulated depreciation	(30,382)
Total rental properties, net	$36,355

As of December 31, 2014, the Partnership’s rental properties included eight office properties and four retail properties (see detailed listing of properties in Item 2. Properties).

The Partnership conducts a comprehensive review of all real estate assets in accordance with the guidance related to accounting for the impairment or disposal of long lived assets, which indicates that asset values should be analyzed whenever events or changes in circumstances indicate that the carrying value of a property may not be fully recoverable. The process entails the analysis of each asset for instances where book value exceeded the estimated fair value. There were no impairment provisions recorded in the years ended December 31, 2014 and 2013.

Note 4. DISPOSITION OF RENTAL PROPERTY

During the first quarter of 2013, the Partnership received an unsolicited offer to sell the Three Carnegie property. The sale was concluded on March 7, 2013 to an unrelated third party for a gross sales price of $8,000,000. The buyer paid the Partnership $3,200,000 in consideration at the time of the sale and the balance was paid by the buyer’s issuance of a promissory note to the Partnership in the amount of $4,800,000 bearing interest at the rate of 5.5% per annum with a 60 day maturity and an election to extend the maturity date for an additional sixty days. The note was repaid during the second quarter of 2013.

Note 5. NOTES PAYABLE

Notes payable as of December 31, 2014 and 2013, were as follows (in thousands):

	2014	2013
Note payable #1 collateralized by first deeds of trust on seven properties. The note has a fixed interest rate of 5.46%, a maturity date of January 1, 2016 with a 30-year amortization requiring monthly principal and interest payments of $151.	$22,690	$23,252
Note payable #2 collateralized by first deeds of trust on four properties. The note has a fixed interest rate of 5.61%, a maturity date of May 1, 2016 with a 30-year amortization requiring monthly principal and interest payments of $173.	25,705	26,313
Total notes payable	$48,395	$49,565

Note payable #1 is collateralized by 784 East Hospitality, Carnegie Business Center II, Lakeside Tower, Outback Steakhouse, 690 East Hospitality, Palm Court Retail III and One Carnegie Plaza and Note payable #2 is collateralized by Brier Corporate Center, One Parkside, Two Parkside and Two Carnegie Plaza. Both loan documents provide that if a debt service coverage ratio of 1.2 to 1 (as calculated by the lender), is not maintained, the lender has the right to notify the Partnership that a triggering event has occurred. If a triggering event has occurred, the lender would have certain rights to retain revenues generated by the property in excess of property operating expenses, taxes, insurance, capital improvement costs and debt service as additional cash collateral, rather than returning such amounts to the Partnership. As of December 31, 2014, the Partnership has not been notified by the lender that a triggering event has occurred. As buildings were sold in 2015, the proceeds were applied to the notes payable and upon closing of the sale of the office buildings on March 20, 2015, the notes were completely repaid.

The annual maturities of the Partnership’s notes payable as of December 31, 2014, are as follows (in thousands):

2015	1,132
2016	47,263
Total	$48,395

15

RANCON REALTY FUND V

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Note 6. RELATED PARTY TRANSACTIONS

Glenborough LLC earns fees from the Partnership as prescribed by the Property Management and Services Agreement (the “Agreement”). The Agreement is in effect until the earlier of December 31, 2015 or the completion of the sale of all real property assets of the Partnership. The terms and conditions of the Agreement are to perform services for the following fees:

		2014	2013
(i)	property management fees of 2.5% of gross rental revenue which were included in property operating expenses in the accompanying consolidated statements of operations	$232,000	$255,000
(ii)	construction services fees which were capitalized and included in rental properties on the accompanying consolidated balance sheets	$50,000	50,000
(iii)	an asset and Partnership management fee which was included in general and administrative expenses in the accompanying consolidated statements of operations	$250,000	250,000
(iv)	leasing services fees which were included in deferred costs on the accompanying consolidated balance sheets	$134,000	128,000
(v)	a sales fee of 1% for all properties, which was included in net gain on sale of property	$-	80,000
(vi)	data processing fees which were included in property operating expenses in the accompanying consolidated statements of operations	$119,000	113,000
(vii)	engineering fees which were included in property operating expenses in the accompanying consolidated statements of operations	$20,000	34,000

On October 1, 2010, Glenborough Holdings, LLC (Glenborough Holdings) transferred all of its interest in the Partnership to Glenborough Investors, LLC, which currently holds those units in its subsidiary, Glenborough Property Partners, LLC (“Glenborough Property Partners”). As part of the same transaction, Glenborough Holdings transferred its ownership of Glenborough LLC to Glenborough Investors, LLC, which currently holds the ownership interests in that entity in its subsidiary, Glenborough Service, LP, the parent of Glenborough Property Partners. As of December 31, 2014, Glenborough Property Partners, an affiliate of Glenborough LLC, held 11,565 or 13.78% of the Units.

Note 7. COMMITMENTS AND CONTINGENT LIABILITIES

Environmental Matters

The Partnership follows a policy of monitoring its properties for the presence of hazardous or toxic substances. The Partnership is not aware of any environmental liability with respect to the properties that would have a material adverse effect on the Partnership’s business, assets or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on the Partnership’s consolidated results of operations and cash flows.

General Uninsured Losses

The Partnership carries property and liability insurance with respect to the properties. This coverage has policy specification and insured limits customarily carried for similar properties. However, certain types of losses (such as from earthquakes and floods) may be either uninsurable or not economically insurable. Should the properties sustain damage as a result of an earthquake or flood, the Partnership may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Additionally, the Partnership has elected to obtain insurance coverage for “certified acts of terrorism” as defined in the Terrorism Risk Insurance Act of 2002, as amended and reauthorized to date; however, our policies of insurance may not provide coverage for other acts of terrorism. Any losses from such other acts of terrorism might be uninsured. Should an uninsured loss occur, the Partnership could lose some or all of its capital investment, cash flow and anticipated profits related to the properties.

Other Matters

The Partnership is contingently liable for subordinated real estate commissions payable to the General Partner in the amount of $102,000 at December 31, 2014, for sales that occurred in previous years. The subordinated real estate commissions are payable only after the limited Partners have received distributions equal to their original invested capital plus a cumulative non-compounded return of 12% per annum on their adjusted invested capital. Since the circumstances under which these commissions would be payable are considered remote, the liability has not been recognized in the accompanying consolidated financial statements; however, the amount will be recorded when and if it becomes probable.

16

RANCON REALTY FUND V

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Note 8. LEASES

The Partnership’s rental properties are leased under non-cancelable operating leases that expire at various dates through August 2023. In addition to monthly base rents, several of the leases provide for additional contingent rents based upon a percentage of sales levels attained by the tenants. Future minimum rents under non-cancelable operating leases as of December 31, 2014 are as follows (in thousands):

2015	$8,291
2016	6,188
2017	4,967
2018	3,463
2019	1,976
Thereafter	4,159
Total	$29,044

Note 9. SUBSEQUENT EVENTS

Subsequent to December 31, 2014, the Partnership finalized the sale of four Retail buildings and all of the office properties. 690 E. Hospitality was sold on January 15, 2015 for $3,100,000, Outback was sold on January 23, 2015 for $2,024,000, and Palm Retail 3 was sold on March 12, 2015 for $2,400,000. The remaining retail and all office properties were sold in one transaction on March 20, 2015 for $66,775,000. Net proceeds were used to pay down the respective note payable and prepayment penalties. Any remaining proceeds will be distributed to the partners after deducting reserves for projected remaining dissolution costs of the partnership.

SEC Form 10-K

A copy of the Form 10-K for Rancon Realty Fund V as filed with the Securities and Exchange Commission, is available upon written request to:

Preferred Partnership Services, Inc.

261 Boeing Court

Livermore, California 94551

17

RANCON REALTY FUND V

Consolidated Financial Statements for the Periods Ended

March 31, 2015 and December 31, 2014

RANCON REALTY FUND V,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Balance Sheets

(in thousands, except units outstanding)

(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$23,012	$7,125
Accounts receivable, net	1,574	-
Deferred costs, net of accumulated amortization of $719 as of
December 31, 2014	-	88
Prepaid expenses and other assets	238	162
Assets held for sale	-	40,621
Total assets	$24,824	$47,996
Liabilities and Partners’ Equity (Deficit)
Liabilities:
Notes payable	$-	$48,395
Accounts payable and other liabilities	633	194
Deferred gain on disposition of assets	1,260	-
Liabilities related to assets held for sale	-	651
Total liabilities	1,893	49,240
Commitments and contingent liabilities (Note 8)
Partners’ Equity (Deficit):
General Partner	(1,095)	(2,434)
Limited partners, 83,898 limited partnership units outstanding
as of March 31, 2015 and December 31, 2014	24,026	1,190
Total partners’ equity	22,931	(1,244)
Total liabilities and partners’ equity	$24,824	$47,996

18

RANCON REALTY FUND V

Consolidated Financial Statements for the Periods Ended

March 31, 2015 and December 31, 2014

RANCON REALTY FUND V,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Discontinued Operations

(in thousands, except per unit amounts and units outstanding)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue
Rental revenue and other	$2,035	$2,047
Tenant reimbursements	125	105
Total operating revenue	2,160	2,152
Expenses
Property operating expenses	1,250	1,277
Depreciation and amortization	-	841
General and administrative	299	425
Total operating expenses	1,549	2,543
Income (loss)	611	(391)
Interest expense (including amortization of loan fees)	(552)	(705)
Income (loss) from discontinued operations	59	(1,096)
Loss on extinguishment of debt	(2,549)	-
Gain on sale	26,665	-
Net income (loss) from discontinued operations	$24,175	$(1,096)
Basic and diluted net income (loss) per limited partnership unit	$272.19	$(13.06)
Weighted average number of limited partnership units outstanding	83,898	83,898

19

Rancon Realty Fund V

261 Boeing Court

Livermore, CA 94551

Address Service Requested

20